PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement") is made as of the 22nd day of November, 2004 by and among Airtrax, Inc., a New Jersey corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    Recitals

     A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and/or Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"); and

     B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to such Investors, on the First Closing Date (as defined in Section 3 below), upon the terms and conditions stated in this Agreement, (i) up to an aggregate of 1,125,000 shares of the Company's Common Stock, no par value (together with any securities into which such shares may be reclassified the "Common Stock"), and (ii) warrants to purchase an aggregate of 562,500 shares of Common Stock in the form attached hereto as Exhibit A (the "Initial Warrants", and together with the shares of Common Stock being sold to the Investors on the First Closing Date, the "Initial Securities"), for an aggregate purchase price of $900,000 (the "Initial Purchase Price"). The Investors purchasing the Initial Securities at the First Closing Date are referred to herein as the "Initial Investors"; and

     C. Upon the satisfaction of the conditions set forth herein, the Remaining Investors (as defined below) may purchase on one or more Subsequent Closing Dates (as defined below) up to (i) an aggregate of 516,050 additional shares of Common Stock and (ii) Warrants, in the form attached hereto as Exhibit A, to purchase up to an aggregate of 258,025 shares of Common Stock (the "Subsequent Warrants", and together with the shares of Common Stock sold to the Investors on the Subsequent Closing Dates, the "Remaining Securities") for an aggregate purchase price of up to $412,840 (the "Remaining Purchase Price" and, collectively with the Initial Purchase Price, the "Purchase Price"); and

     D. Contemporaneous with the sale of the Initial Securities, the Company and the Initial Investors will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

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     In  consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate"  means,  with  respect to any Person,  any other  Person  which
directly  or  indirectly  through  one  or  more  intermediaries   Controls,  is
controlled by, or is under common control with, such Person.

     "Anti-Dilution Shares" means those additional shares of Common Stock issued to the Investors pursuant to Section 7.10 hereof.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

     "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

     "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

     "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Full-Ratchet Period" means the period commencing on the date hereof and expiring on the one hundred eightieth (180th) day after the effective date of the registration statement covering the resale of the Shares, the Warrant Shares and the Anti-Dilution Shares, if any, by the Investors (such period to be tolled for each day following the effective date that sales cannot be made pursuant to such registration statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the registration statement), but excluding the inability of any Investor to sell the securities covered thereby due to market conditions).

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

     "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

     "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or
(ii) the ability of the Company to perform its obligations under the Transaction Documents.

     "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     "Per Share Purchase Price" means $.80.

     "Required Investors" means the Investors holding a majority of the outstanding Shares and outstanding Warrants being issued pursuant to this Agreement.

     "Qualified Financing" means a financing consummated after the Closing pursuant to which the Company may raise up to $5,000,000 through the issuance of shares of Common Stock and warrants to purchase Common Stock on the same, but no more favorable, terms and conditions (including pricing) as the sale of the Shares and the Warrants to the Investors.

     "SEC Filings" has the meaning set forth in Section 4.6.

     "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Securities" means the Shares, the Anti-Dilution Shares, the Warrants and the Warrant Shares.

     "Shares" means the shares of Common Stock being purchased by the Investors hereunder on the First Closing Date and any Subsequent Closing Date.

     "Transaction  Documents"  means  this  Agreement,   the  Warrants  and  the
Registration Rights Agreement.

     "U.S. Person" as defined in Section 902(k) of the 1933 Act.

     "Warrants" means the Initial Warrants and the Subsequent Warrants.

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

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares and Warrants. (a) Subject to the terms and conditions of this Agreement, on the First Closing Date, each of the Initial Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Initial Investors, the Initial Securities in the respective amounts set forth opposite the Initial Investors' names on the signature pages attached hereto in exchange for the Initial Purchase Price as specified in
Section 3 below.

          (b) Subject to the terms and conditions of this Agreement, on any Subsequent Closing Date, the Remaining Investors may severally, and not jointly, purchase, and the Company may sell and issue to the Remaining Investors, up to the balance of the Remaining Securities.

     3A. Escrow.

          3A.1. Simultaneously with the execution and delivery of this Agreement by an Initial Investor, in the case of the First Closing, or a Remaining Investor, in the case of a Subsequent Closing, such Initial Investor or Remaining Investor, as applicable, shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Investor's portion of the Initial Purchase Price or the Remaining Purchase Price, as the case may be, set forth on such Investor's signature page, to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC, the lead Investor's counsel ("Lead Investor Counsel"), set forth on Schedule I affixed hereto (the aggregate amounts being held in escrow by Lead Investor Counsel with respect to a particular Closing are referred to herein as the "Escrow Amount"). Lead Investor Counsel shall hold the Escrow Amount with respect to a particular Closing in escrow until Lead Investor Counsel receives written instructions (the "Escrow Release Instructions") from the Company and the Initial Investors, in the case of the First Closing, or the Remaining Investors, in the case of any Subsequent Closing, authorizing the release of the Escrow Amount in accordance with the written instructions delivered to Lead Investor Counsel. If Lead Investor Counsel has not received the Escrow Release Instructions, then, on the sooner of November 26, 2004, in the case of the First Closing, or December 15, 2004, in the case of any Subsequent Closing, Lead Investor Counsel shall return to each Investor the portion of the Escrow Amount, with respect to such particular Closing, such Investor delivered to the Lead Investor Counsel, but only to the extent of the funds actually received by the Lead Investor Counsel pursuant to this Agreement.

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

          3A.2. The Company and the Investors acknowledge and agree for the benefit of Lead Investor Counsel (which shall be deemed to be a third party beneficiary of this Section 3A) as follows:

          (a) Lead Investor Counsel (i) is not responsible for the performance by the Company or the Investors of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith, (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of the Escrow Release Instructions and (B) disbursing the Escrow Amount in accordance with the Escrow Release Instructions, each of the responsibilities of Lead Investor Counsel in clause (A) and (B) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Lead Investor Counsel (collectively, the "Lead Investor Counsel Duties"), (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same, and (v) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this Section 3A.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Lead Investor Counsel as having been signed or presented by a Person if it bears, as sender, the Person's e-mail address.

          (b) Lead Investor Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Lead Investor Counsel's gross negligence or willful misconduct in breach of the Lead Investor Counsel Duties. IN NO EVENT SHALL LEAD INVESTOR COUNSEL BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF LEAD INVESTOR COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

          (c) The Company and the Investors hereby indemnify and hold harmless Lead Investor Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Lead Investor Counsel may suffer or incur by reason of any action, claim or proceeding brought against Lead Investor Counsel arising out of or relating to the performance of the Lead Investor Counsel Duties, unless such action, claim or proceeding is the result of the willful misconduct, bad faith or gross negligence of Lead Investor Counsel.

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

          (d) Lead Investor Counsel has acted as legal counsel to certain of the Investors in connection with this Agreement and the other Transaction Documents, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to such Investors including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and the Investors hereby expressly consents to permit Lead Investor Counsel to represent such Investors in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Investors has consulted with its own counsel specifically about this Section 3A to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

     3. Closing. (a) Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Initial Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Initial Investors may designate, representing the Initial Securities, with instructions that such certificates are to be held for release to the Initial Investors only upon release of the Initial Purchase Price in accordance with the terms of the Escrow Release Instructions. On the date (the "First Closing Date") the Initial Purchase Price is released by Lead Investor Counsel in accordance with the Escrow Release Instructions, the certificates evidencing the Initial Securities shall be released to the Investors (the "First Closing"). The First Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Initial Investors shall mutually agree.

          (b) At any time on or before December 15, 2004 or at such time thereafter as the Company and the Required Investors may mutually agree, the Company sell up to the balance of the Remaining Securities to such additional investors as may be approved by the Company (the "Remaining Investors") at one or more additional closings. All such sales made at any additional closing (each a "Subsequent Closing") shall be made on the terms and conditions set forth in this Agreement. Any Remaining Investor shall become a party to this Agreement by executing a counterpart signature page hereto and shall be deemed to be an "Investor" for all purposes of this Agreement. Upon confirmation that the conditions to closing specified herein have been satisfied, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Remaining Investors may designate, representing the Remaining Securities, with instructions that such certificates are to be held for release to the Remaining Investors only upon release of the Remaining Purchase Price in accordance with the terms of the Escrow Release
Instructions. On the date the Remaining Purchase Price is released by Lead Investor Counsel in accordance with the Escrow Release Instructions, the certificates evidencing the Remaining Securities shall be released to the Remaining Investors (a "Subsequent Closing Date").

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

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

          4. 1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.

          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares, the Anti-Dilution Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement and
Section 7.9 hereof, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of

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

securities of the Company for its own account or for the account of any other Person.

     Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

     Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

     The Company does not (a) own, directly or indirectly, any shares of stock of, equity interest in or other ownership in, as applicable, any Person or (b) control or have the right (whether or not presently exercisable) to control or elect the board of directors or similar governing body of any other Person by means of ownership, management contract or otherwise.

          4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Subject to the Stockholder Approval (as defined in Section 7.12), the Anti-Dilution Shares have been duly and validly authorized and, when issued pursuant to Section 7.10 hereof, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Subject to the Stockholder Approval, the Company has reserved a sufficient number of shares of Common Stock for the issuance of the Anti-Dilution Shares in accordance with Section 7.10. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

          4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale

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of the Securities,  (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

          4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

          4.8 No Material Adverse Change. Since December 31, 2003, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10-KSB, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

               (ii)  any  declaration  or  payment  of  any  dividend,   or  any
authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

               (iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any change or amendment to the Company's Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

               (viii) any material transaction entered into by the Company other than in the ordinary course of business;

               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          4.9 SEC Filings.

               (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2002 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

          4.11 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any of its assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.13 Certificates, Authorities and Permits. The Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.14 No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the Company's Knowledge, is imminent.

          4.15 Intellectual Property.

               (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

               (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

               (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

               (e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

               (f) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

          4.16 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

          4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

          4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          4.19 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.20 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.20.

          4.21 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.22 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

          4.23 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

          4.24 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          4.25 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.25, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          4.26 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

          4.27 Listing. The Common Stock is quoted on the Over the Counter Bulletin Board (the "OTCBB"). The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its Common Stock does not meet all requirements for the continuation of such quotation, and the Company satisfies, and as of the Closing Date the Company will satisfy, all the requirements for the continued quotation of its common stock on the OTCBB.

          4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement. In addition to the foregoing, to the extent such Investor is not incorporated or organized in the United States, such Investor hereby certifies that it is not a U.S. Person, and is not acquiring the securities for the account or benefit of any U.S. Person.

          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker dealer registered with the SEC under the 1934 or an entity engaged in a business that would require it to be so registered.

          5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 Disclosure of Information. Such Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

          5.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor agrees to resell such Securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

          5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

               (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), (iii) such Securities may be sold pursuant to Regulation S, or (iv) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the 1933 Act."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

               5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

               5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

               5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

     6. Conditions to Closings.

               6.1 Conditions to the Initial Investors' Obligations to Effect the First Closing. The obligation of each Initial Investor to purchase the Initial Securities at the first Closing is subject to the fulfillment to such Initial Investor's satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by such Initial Investor (as to itself only):

               (a) The  representations  and  warranties  made by the Company in
Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation  of the  purchase  and  sale  of the  Initial  Securities  and  the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

               (c)  The  Company   shall  have   executed  and   delivered   the
Registration Rights Agreement.

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 6.1.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (g) The Initial Investors shall have received an opinion from Sichenzia, Ross, Friedman and Ference, the Company's counsel, dated as of the First Closing Date, in form and substance reasonably acceptable to the Initial Investors and addressing such legal matters as the Initial Investors may reasonably request.

               (h) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

               (i) The Company shall have executed and delivered the Escrow Release Instructions to Lead Investor Counsel.

               (j) The Company shall have delivered irrevocable instructions, in the form attached hereto as Exhibit C, to its transfer agent concerning the issuance of any Anti-Dilution Shares with respect to the Initial Securities and the removal of any legends on the Initial Securities.

               (k) The Company shall have delivered an irrevocable waiver from Pete Amico, the sole holder of its outstanding preferred stock, waiving his right to receive any dividends payable in Common Stock until after the Company has received Stockholder Approval and increased its authorized capital in the manner contemplated by Section 7.12, which waiver shall acknowledge that the Investors are third party beneficiaries of such irrevocable waiver by Pete Amico.

          6.2 Conditions to Obligations of the Company to Effect the First Closing. The Company's obligation to sell and issue the Initial Securities at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Initial Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Initial Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the First Closing Date.

               (b) The Initial Investors shall have executed and delivered the Registration Rights Agreement.

               (c) The Initial Investors shall have delivered the Initial Purchase Price to Lead Investor Counsel.

               (d) The Initial Investors shall have executed and delivered the Escrow Release Instructions to Lead Investor Counsel.

          6.3 Conditions to the Remaining Investors' Obligations to Effect Subsequent Closings. The obligation of the Remaining Investors to purchase the Remaining Securities at any Subsequent Closing is subject to the fulfillment to the Remaining Investors' satisfaction, on or prior to such Subsequent Closing Date, of the following conditions, any of which may be waived by the Remaining
Investors:

               (a) The  representations  and  warranties  made by the Company in
Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Subsequent Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Subsequent Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Subsequent Closing Date.

               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Remaining Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

               (c) The First Closing shall have been consummated in accordance with the terms of this Agreement.

               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Subsequent Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) and (h) of this
Section 6.3.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary or Assistant Secretary, dated as of the Subsequent Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Remaining Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (g) The Remaining Investors shall have received an opinion from Sichenzia, Ross, Friedman and Ference, the Company's counsel, dated as of the Subsequent Closing Date, in substantially the form approved by the Remaining Investors' counsel.

               (h) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

               (i) The Company shall have executed and delivered the Escrow Release Instructions to Lead Investor Counsel.

               (j) The Company shall have delivered irrevocable instructions, in the form attached hereto as Exhibit C, to its transfer agent concerning the issuance of any Anti-Dilution Shares with respect to the Remaining Securities and the removal of any legends on the Remaining Securities.

          6.4 Conditions to Obligations of the Company to Effect the Subsequent Closings. The Company's obligation to sell and issue the Remaining Securities at any Subsequent Closing is subject to the fulfillment to the satisfaction of the Company on or prior to such Subsequent Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Remaining Investors in Section 5 hereof, other than the Investment Representations, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Subsequent Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations of the Remaining Investors shall be true and correct in all respects when made, and shall be true and correct in all respects on the Subsequent Closing Date with the same force and effect as if they had been made on and as of said date. The Remaining Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Subsequent Closing Date.

               (b) The First Closing shall have been consummated in accordance with the terms of this Agreement.

               (c) The Remaining Investors shall have delivered the Remaining Purchase Price to Lead Investor Counsel.

               (d) The Remaining Investors shall have executed and delivered the Escrow Release Instructions to Lead Investor Counsel.

          6.5 Termination; Effects.

               (a) The obligations of the Company, on the one hand, and the Initial Investors, on the other hand, to effect the First Closing shall terminate as follows:

               (i) Upon the mutual written consent of the Company and the Initial Investors;

               (ii) By the Company if any of the conditions set forth in Section
6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

               (iii) By an Initial Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Initial Investor; or

               (iv) By either the Company or any Initial Investor (with respect to itself only) if the First Closing has not occurred on or prior to November 26, 2004;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the First Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the First Closing.

               (b) The obligations of the Company, on the one hand, and the Remaining Investors, on the other hand, to effect any Subsequent Closing shall terminate as follows:

               (i) Upon the mutual written consent of the Company and the Remaining Investors;

               (ii) By the Company if any of the conditions set forth in Section
6.4 shall have become incapable of fulfillment, and shall not have been waived by the Company;

               (iii) By a Remaining Investor (with respect to itself only) if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment, and shall not have been waived by such Remaining Investor (with respect to itself only); or

               (iv) By either the Company or any Remaining Investor (with respect to itself only) if such Subsequent Closing has not occurred on or prior to December 15, 2004;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Subsequent Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Subsequent Closing.

               (c) In the event of termination by the Company or any Investor of its obligations to effect the First Closing or any Subsequent Closing, as applicable, pursuant to this Section 6.5, written notice thereof shall forthwith be given to the Company and the other Investors and the other Investors shall have the right to terminate their obligations to effect the First Closing or such Subsequent Closing, as applicable, upon written notice to the Company and the other Investors. Nothing in this Section 6.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

     7. Covenants and Agreements of the Company.

          7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms. In addition, the Company shall, at all times prior to issuing any shares of Common Stock or Common Stock Equivalents giving rise to the issuance of any Anti-Dilution Shares, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the issuance of such Anti-Dilution Shares, such number of shares of Common Stock as shall be sufficient to take into account the number of Anti-Dilution Shares to be issued to the Investors following such issuance of shares of Common Stock or Common Stock Equivalents.

          7.2 Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

          7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

          7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

          7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

          7.6 Listing of Underlying Shares and Related Matters. For so long as the Common Stock or other securities of the Company are traded on the OTCBB, the Shares, the Anti-Dilution Shares and the Warrant Shares will also be tradeable on the OTCBB. If the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it shall include in such application the Shares, the Anti-Dilution Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

          7.7  Termination of Covenants.  The provisions of Sections 7.2 through
7.5 shall terminate and be of no further force and effect on the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable

Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

          7.8 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act, (ii) Rule 144(k) becoming available or (iii) with respect to an Investor who is a non-U.S. Person, such time as any such Securities are transferable without restriction under Regulation S, the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Investor's Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day period that the unlegended certificates have not been so delivered.

          7.9 Right of First Refusal on Future Financings. From the date hereof until the one hundred eightieth (180th) day following the effective date of the registration statement covering the resale of the Shares, the Warrant Shares and the Anti-Dilution Shares, if any, by the Investors, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Investor shall have the right to participate in up to 100% of such Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Investor. Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. Each Investor shall notify the Company by 6:30 p.m. (New York City time) on the fifth (5th) Business Day after their receipt of the Subsequent Financing Notice of its willingness to provide the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation. If one or more Investors shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the Investors agreeing to participate in the Subsequent Financing (the "Participating Investors") shall have the right to provide all of the Subsequent Financing. If one or more Investors fail to notify the Company of their willingness to provide all of the Subsequent Financing and the Participating Investors do not agree to provide all of the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of first refusal set forth above in this Section 7.9, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 calendar days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Investors seeking to purchase more than the financing sought by the Company in the Subsequent Financing such Investors shall have the right to purchase their Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Financing. "Pro Rata Portion" is the ratio of (x) the amount invested by such Investor pursuant to this Agreement (the "Subscription Amount") and (y) the aggregate sum of all of the Subscription Amounts. Notwithstanding the foregoing, this Section 7.9 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement, (c) shares of Common Stock and warrants to purchase Common Stock pursuant to the Qualified Financing, (d) up to 900,000 shares of Common Stock issuable in connection with the acquisition by the Company of shares of capital stock of Filco GmbH, a German corporation, and (e) up to 100,000 shares of Common Stock issuable to Fil Filipov in consideration of his agreeing to serve as a director of the Company (collectively, "Excluded Issuances").

          7.10. Favored Nations Provision. Except with respect to Excluded Issuances, if at any time during the Full-Ratchet Period, the Company shall issue or sell or agree to issue or sell any shares of Common Stock or Common Stock Equivalents to any Person for a price per share (as determined in accordance with Section 8(f) of the Warrants) less than the Per Share Purchase Price in effect immediately prior to the time of such issue or sale or agreement related thereto (the "Lower Per Share Purchase Price"), then and in each such case (a "Trigger Issuance"), the Company shall issue, in connection with such Trigger Issuance, a number of additional shares of Common Stock to each Investor equal to (A) the number of Shares that would have been issued to such Investor, based on such Investor's portion of the Purchase Price, if the Per Share Purchase Price immediately prior to such Trigger Issuance was equal to the Lower Per Share Purchase Price, minus (B) the number of Shares initially issued to such Investor upon payment of its portion of the Purchase Price (and, to the extent there has been a previous adjustment to the Per Share Purchase Price, any Anti-Dilution Shares previously issued to such Investor). The price per share at which the Company issues or sells or agrees to issue or sell shares of Common Stock or Common Stock Equivalents shall be determined in accordance with the provisions of Section 8(f) of the Warrants. For the avoidance of doubt, the issuance of Common Stock Equivalents (and not the actual conversion or exercise of such Common Stock Equivalent into shares of Common Stock) is the event that gives rise to the issuance of Anti-Dilution Shares pursuant to this Section
7.10. Promptly following the occurrence of any event giving rise to the issuance of any Anti-Dilution Shares (but in no event more than two (2) Business Days thereafter), the Company shall issue irrevocable instructions authorizing its transfer agent to issue such Anti-Dilution Shares to the Investors.

          7.11. Transfers. The Company shall refuse to register any transfer of Securities originally issued pursuant to Regulation S, where the transfer is not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the 1933 Act or pursuant to an available exemption from such registration.

          7.12. Stockholder Approval. The Company acknowledges that it only has sufficient authorized capital to issue the Securities (and the warrants to be issued to the Company's placement agent in connection with the issuance of the Securities as set forth on Schedule 4.20 hereof). Accordingly, the Company hereby covenants not to issue any additional shares of Common Stock or Common Stock Equivalents or to take any action that would result in the issuance of any Anti-Dilution Shares or Warrant Shares prior to taking any and all necessary action to increase its authorized capital to provide for the issuance of any such additional shares of Common Stock or Common Stock Equivalents (including the Anti-Dilution Shares and additional Warrant Shares issuable as a result thereof). The Company shall obtain, on or before January 14, 2004, approval of the Company's stockholders, in accordance with and as may be required by New Jersey law and any applicable rules or regulations of the OTCBB, to increase the authorized capital of the Company to a sufficient number to enable the Company to issue any and all Anti-Dilution Shares and additional Warrant Shares that may from time to time become issuable to the Investors pursuant to this Agreement or the Warrants (the "Stockholder Approval"). The Company shall furnish to each Investor and its legal counsel promptly (but in no event less than two (2) Business Days) before the same is filed with the SEC, one copy of the information statement relating to the Stockholder Approval and any amendment thereto, and shall deliver to each Investor promptly each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such information statement (other than any portion thereof which contains information for which the Company has sought confidential treatment). The Company will promptly (but in no event more than three (3) Business Days) respond to any and all comments received from the SEC (which comments shall promptly be made available to each Buyer). The Company shall comply with the filing and disclosure requirements of Section 14 under the 1934 Act in connection with the Stockholder Approval. The Company represents and warrants that its Board of Directors has approved the proposal contemplated by this
Section 7.12 and shall indicate such approval in the information statement used in connection with the Stockholder Approval.

          7.13. Breach of Covenants. If the Company does not obtain Stockholder Approval and increase its authorized capital in the manner contemplated by
Section 7.12 on or before January 14, 2004, in addition to any other remedies available to the Investors pursuant to this Agreement, the Company shall pay to the Investors liquidated damages of two percent (2%) of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof, in cash or shares at the option of the Company ("Standard Liquidated Damages Amount"), following January 14, 2004 until such date that both the Stockholder Approval has been obtained and the authorized capital of the Company has been increased in the manner contemplated by Section 7.12. If the Company elects to pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the then current market price at the time payment becomes due.

     8. Survival and Indemnification.

          8.1  Survival.   The   representations,   warranties,   covenants  and
agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

          8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

         9.       Miscellaneous.

          9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    Airtrax, Inc.
                                    870B Central Avenue
                                    Hammonton, NJ 08037
                                    Attention:
                                    Fax:

                           With a copy to:

                                    Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas, 21st Floor
                                    New York, New York 10018
                                    Attention:  Richard A. Friedman
                                    Fax:  (212) 930-9725

                           If to the Investors:

to the addresses set forth on the signature pages hereto.

          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC, not to exceed $40,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

          9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

          9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

          9.12 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                AIRTRAX, INC.



                                            By:_________________________
                                            Name:
                                            Title:

The Initial Investors:                      EXCALIBUR LIMITED PARTNERSHIP



                                            By:_________________________
                                            Name:
                                            Title:

Aggregate Purchase Price:  $400,000
Number of Shares:  500,000
Number of Warrants:  250,000


Address for Notice:                         33 Prince Arthur Avenue
                                            Toronto, Ontario M5R 1B2
                                            Fax: 416.323.3693

                                            with a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ  07068
                                            Attn:  Steven Siesser, Esq.
                                            Telephone:    973.597.2500
                                            Facsimile:    973.597.2400

Address for Delivery of the Shares and
Warrants:                                   Canaccord Capital
                                            320 Bay Street, Suite 1300
                                            Toronto, ON M5H 4A6
                                            Attention: Trish/Paula


                                            STONESTREET LIMITED PARTNERSHIP



                                            By:_________________________
                                            Name:
                                            Title:

Aggregate Purchase Price:  $325,000
Number of Shares:  406,250
Number of Warrants:  203,125

Address for Notice:                         33 Prince Arthur Avenue
                                            Toronto, Ontario M5R 1B2
                                            Attention: Michael Finkelstein
                                            Fax: 416.323.3693

                                            with a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ  07068
                                            Attn:  Steven Siesser, Esq.
                                            Telephone:        973.597.2500
                                            Facsimile:        973.597.2400

Address for Delivery of the Shares and
Warrants:                                   Canaccord Capital
                                            320 Bay Street, Suite 1300
                                            Toronto, ON M5H 4A6
                                            Attention: Trish/Paula


                                            WHALEHAVEN CAPITAL FUND



                                            By:_________________________
                                            Name:
                                            Title:

Aggregate Purchase Price:  $175,000
Number of Shares:  218,750
Number of Warrants:  109,375

Address for Notice:                         3rd Floor, 14 Par-Laville Road
                                            Hamilton, Bermuda HM08
                                            Attention:

                                            [insert fax # and the person or
                                            title to whom notices should be
                                            delivered]

                                            with a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ  07068
                                            Attn:  Steven Siesser, Esq.
                                            Telephone:        973.597.2500
                                            Facsimile:        973.597.2400

Address for Delivery of the Shares and
Warrants:                                   Canaccord
                                            320 Bay Street, Suite 1300
                                            Toronto, ON M5H 4A6
                                            Attention: Trish/Paula

                                   SCHEDULE I

                     LEAD INVESTOR COUNSEL WIRE INSTRUCTIONS


Wire Room of: PNC Bank New Jersey
ABA # 031207607
For credit to:    Lowenstein Sandler PC
                  Attorney Trust Account

Account # 8100612350
For International wires please use SWIFT Code: PNCCUS33

                                  SCHEDULE 4.3

                                 CAPITALIZATION


(a) the authorized capital stock of the Company on the date hereof;

         20,000,000 common shares
         500,000 preferred shares

(b) the number of shares of capital stock issued and outstanding;

         13,793,922 shares of common stock
         275,000 shares of preferred stock

(c) the number of shares of capital stock issuable pursuant to the Company's stock plans;

         None.

(d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares, the Anti-Dilution Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.

          2,615,375 warrants exercisable at $1.25 per share

            865,000 warrants exercisable at $2.50 per share

            100,000 warrants exercisable at $1.00 per share

                                  SCHEDULE 4.20

                               BROKERS AND FINDERS


First Montauk Securities Corp. -    10% cash commission
                                    3% non-accountable cash expense allowance
                                    10% warrants based on the number of shares sold (not including shares issuable upon exercise of the Warrants)